UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2012 (January 5, 2012)

Liberator, Inc.

(Exact name of registrant as specified in Charter)

Florida	000-53314	59-3581576
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2745 Bankers Industrial Drive

Atlanta, GA 30360

 (Address of Principal Executive Offices)

(770) 246-6400

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On January 5, 2012, Liberator, Inc. issued a press release announcing the publication of an investor fact sheet. A copy of the press release is furnished herewith as Exhibit 99.1.

The investor fact sheet, attached as Exhibit 99.2 to this Form 8-K, will be distributed from time to time to current and prospective investors.  The investor fact sheet is available on the Company’s website at www.liberator.com.

The investor fact sheet may contain forward-looking statements about the Company’s relative business outlook.  These forward-looking statements and all other statements contained in the investor fact sheet that do not concern historical facts are subject to risks and uncertainties that may materially affect actual results. The Company undertakes no obligation to update any forward-looking statements.

The information furnished in Item 7.01 and Exhibit 99.1 and Exhibit 99.2 to this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)              Exhibits

ExhibitNo.	Description

99.1	Press release dated January 5, 2012
99.2	Liberator, Inc., Investor Fact Sheet, dated January 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Liberator, Inc. (Registrant)

Date: January 6, 2012	By:	/s/ Ronald P. Scott
Ronald P. Scott Chief Financial Officer